Exhibit 5.1

O’Melveny & Myers LLP	T: +1 949 823 6900	File Number: 0237480-00035
610 Newport Center Drive	F: +1 949 823 6994
17th Floor	omm.com
Newport Beach, CA 92660-6429

July 21, 2022

Edwards Lifesciences Corporation

One Edwards Way

Irvine, CA 92614

Re:	Edwards Lifesciences Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to the indenture dated September 6, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as Exhibit 4.6 to the Registration Statement, and one or more supplements or officer’s certificates to the Base Indenture establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of the Warrants; (v) purchase contracts of the Company for the purchase or sale of debt or equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination thereof (individually or collectively, the “Purchase Contracts”); and (vi) units consisting of two or more of the following securities in any combination: Common Stock, Preferred Stock, Debt Securities, Warrants and/or Purchase Contracts (the “Units”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Base Indenture, Supplemental Indenture Documents, Warrant Agreements, Purchase Contracts and Unit Agreements are collectively referred to herein as the “Agreements.”

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our capacity as counsel, we have examined originals or copies of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Indenture;

(iii)

the Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation, each as presently in effect (as amended, the “Company’s Certificate of Incorporation”);

(iv)	the Bylaws, as amended and restated, of the Company as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

(v)	certain resolutions adopted by the Board of Directors of the Company, relating to the registration of the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, Purchase Contracts and Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any Agreement against the other parties to such Agreement, we have assumed that such Agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the effectiveness of the Registration Statement has not been terminated or rescinded and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the Organizational Documents and applicable law, (iv) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement and any Securities that consist of shares of Common Stock or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon conversion, exercise or exchange of any other Securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock (a “Convertible

Security”), will have been authorized and the requisite number of shares of Common Stock or Preferred Stock will have been reserved for issuance upon the conversion, exercise or exchange of any Convertible Security, in each case, within the limits of the then remaining authorized but unissued and unreserved amounts of such Common Stock or Preferred Stock, and (v) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock, Debt Securities or other Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

5. With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when (i) the debt or equity securities underlying such Offered Purchase Contracts have been duly authorized for issuance, and (ii) the Offered Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Purchase Contracts and the applicable underwriting or other agreement against payment therefor, such Offered Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

6. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Warrants or Purchase Contracts relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP